Exhibit 10.3(g)

                                AMENDMENT TO THE
               CENTURYTEL, INC. OUTSIDE DIRECTORS' RETIREMENT PLAN
                                1995 RESTATEMENT


       This Amendment to the CenturyTel, Inc. Outside Directors' Retirement

Plan 1995 Restatement, is executed this 31st day of December, 2002, effective as of May 31, 2002.

     1. Delete Section 2.09 in its entirety and insert the following in lieu thereof:

            " 2.09 "COMPENSATION" shall mean moneys designated as Directors' fees which are paid to the Participant as an annual retainer, whether paid currently, accrued or deferred, as in effect as of May 31, 2002. In addition, fees paid for attending one special meeting of the Board, as in effect as of May 31, 2002, shall also be included as Compensation. Compensation shall be limited to the amounts in effect as of May 31, 2002, and shall not be increased or decreased for any subsequent adjustments to the annual retainer or special meeting fee paid to Directors.

     2.     Add the following as the second sentence of Section 2.19:

            "No Years of Benefit Accrual Service shall accrue for service after May 31, 2002, and benefits under this Plan shall be determined based on a Participant's full and fractional Years of Benefit Accrual Service as of such date."

     3.     Add the following as the second sentence of Article III:

            "Effective as of May 31, 2002, no Outside Directors other than Outside Directors already participating in the Plan as of such date shall be eligible to participate in the Plan."


      4.    Add the following at the end of Section 5.04:

            " Notwithstanding the foregoing sentence, accrual of Years of Benefit Accrual Service by Participants shall cease as of May 31, 2002, and Accrued Benefits computed under the foregoing schedule shall be based on full and fractional Years of Benefit Accrual Service of Participants as of May 31, 2002."

       IN WITNESS WHEREOF, CenturyTel, Inc. has executed this amendment in its corporate  name on the date indicated above.

                                      CENTURYTEL, INC.


                                           /s/ R. Stewart Ewing, Jr.
                                      By:_______________________________
                                           R. Stewart Ewing, Jr.
                                           Executive Vice President and
                                           Chief Financial Officer